    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1997

                                                      REGISTRATION NO. 333-28751
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             NEENAH FOUNDRY COMPANY

                          HARTLEY CONTROLS CORPORATION
                             NEENAH TRANSPORT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             WISCONSIN                              3321                             39-1580331
             WISCONSIN                              3321                             39-0842568
             WISCONSIN                              3321                             39-1378433
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                          2121 BROOKS AVENUE, BOX 729,
                            NEENAH, WISCONSIN 54927
                                 (414) 725-7000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               C/O GARY W. LACHEY
               VICE PRESIDENT -- FINANCE, TREASURER AND SECRETARY
                             NEENAH FOUNDRY COMPANY
                          2121 BROOKS AVENUE, BOX 729,
                            NEENAH, WISCONSIN 54927
                                 (414) 725-7000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                 LANCE C. BALK
                                KIRKLAND & ELLIS
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this
Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                           PROPOSED         PROPOSED
                                                           AMOUNT           MAXIMUM          MAXIMUM         AMOUNT OF
                TITLE OF EACH CLASS OF                      TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
             SECURITIES TO BE REGISTERED                 REGISTERED       PER UNIT(1)   OFFERING PRICE(1)        FEE
--------------------------------------------------------------------------------------------------------------------------
Neenah Foundry Company's 11 1/8% Senior Subordinated
  Notes due 2007, Series B............................   $150,000,000       $1,000        $150,000,000      $51,724.14
Hartley Controls Corporation's Guarantee of 11 1/8%
  Senior Subordinated Notes due 2007, Series B........         *               *                *              None
Neenah Transport, Inc.'s Guarantee of 11 1/8% Senior
  Subordinated Notes due 2007, Series B...............         *               *                *              None
==========================================================================================================================

 *  Not applicable
(1) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

        This Amendment is being filed solely to update the information in Part II of the Registration Statement and the Exhibits filed herewith.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION+.

    SEC Registration Fee......................................................  $51,724
    Blue Sky Fees and Expenses................................................     *
    Printing Expenses.........................................................     *
    Accounting Fees and Expenses..............................................     *
    Legal Fees and Expenses...................................................     *
    Trustee's Fees and Expenses...............................................     *
    Miscellaneous.............................................................     *
                                                                                --------
              Total...........................................................  $    --
                                                                                ========

---------------
+ Estimated

* To be completed by amendment.

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 180.0850 to 180.0859 of the Wisconsin Statutes require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person. A corporation's obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney's and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

     Unless otherwise provided in a corporation's articles of incorporation or by-laws or by written agreement, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee or two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted by any other method permitted in Section 180.0859 of the Wisconsin Statutes.

     Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

     The indemnification provisions of Sections 180.0850 to 180.0859 are not exclusive. A corporation may expand an officer's or director's right to indemnification (i) in its articles of incorporation or by-laws; (ii) by written agreement, (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation's voting shares then issued and outstanding.

     As permitted by Section 180.0859, the Registrant has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions with certain exceptions. In particular, Article VIII of the Registrant's By-Laws provides that payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

     The Registrant maintains and has in effect insurance policies covering all of their respective directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.

     See Exhibit Index

     (b) Financial Statement Schedules.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on August 11, 1997.


                                          NEENAH FOUNDRY COMPANY

                                          By:                  *

                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.


              SIGNATURE                               CAPACITY                       DATE
-------------------------------------   -------------------------------------   ---------------

                  *                     Chairman of the Board and Chief         August 11, 1997
-------------------------------------     Executive Officer (principal
         James K. Hildebrand              executive officer)

                  *                     Vice President and General Manager      August 11, 1997
-------------------------------------
         William M. Barrett

         /s/ GARY W. LACHEY             Vice President -- Finance, Treasurer    August 11, 1997
-------------------------------------     and Secretary (principal financial
           Gary W. LaChey                 officer and accounting officer)

                  *                     Vice President -- Manufacturing and     August 11, 1997
-------------------------------------     Engineering
          Charles M. Kurtti

                  *                     Director                                August 11, 1997
-------------------------------------
           David F. Thomas

                  *                     Director                                August 11, 1997
-------------------------------------
            John D. Weber

                  *                     Director                                August 11, 1997
-------------------------------------
          Brenton F. Halsey

       *By: /s/ GARY W. LACHEY
-------------------------------------
           Gary W. LaChey
          Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neeneh, State of Wisconsin, on August 11, 1997.


                                          Hartley Controls Corporation

                                          By:                  *
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:  Chairman and President

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                              CAPACITY                       DATE
-------------------------------------  -------------------------------------  ----------------

                  *                    Chairman and President                  August 11, 1997
-------------------------------------    (principal executive officer)
         James K. Hildebrand

                  *                    Vice President and General Manager      August 11, 1997
-------------------------------------
          William J. Martin

         /s/ GARY W. LACHEY            Vice President -- Finance, Treasurer    August 11, 1997
-------------------------------------    and Secretary (principal financial
           Gary W. LaChey                officer and accounting officer)

                  *                    Vice President -- Human Resources       August 11, 1997
-------------------------------------
            John Z. Rader

                  *                    Director and Vice President and         August 11, 1997
-------------------------------------    Assistant Secretary
            John D. Weber

                  *                    Director                                August 11, 1997
-------------------------------------
           David F. Thomas
                  *                    Director                                August 11, 1997
-------------------------------------
          Brenton F. Halsey

       *By: /s/ GARY W. LACHEY
-------------------------------------
           Gary W. LaChey
          Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on August 11, 1997.

                                          NEENAH TRANSPORT, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: James K. Hildebrand
                                            Title:   Chairman and President

                               POWER OF ATTORNEY

     The undersigned hereby severally constitute and appoint Gary W. LaChey for the undersigned in any and all capacities, with the power of substitution, to sign any amendment to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                               CAPACITY                    DATE
------------------------------------------  --------------------------------- ----------------
                    *                       Chairman and President             August 11, 1997
------------------------------------------    (principal executive officer)
           James K. Hildebrand
            /s/ GARY W. LACHEY              Vice President -- Finance,         August 11, 1997
------------------------------------------    Treasurer and Secretary
              Gary W. LaChey                  (principal financial officer
                                              and accounting officer)

                    *                       Vice President -- Human Resources  August 11, 1997
------------------------------------------
              John Z. Rader

                    *                       Director and Vice President and    August 11, 1997
------------------------------------------    Assistant Secretary
              John D. Weber

                    *                       Director                           August 11, 1997
------------------------------------------
             David F. Thomas

                    *                       Director                           August 11, 1997
------------------------------------------
            Brenton F. Halsey

         *By: /s/ GARY W. LACHEY
 ---------------------------------------
              Gary W. LaChey
             Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBITS
--------
   2.1     Agreement and Plan of Reorganization, dated November 20, 1996, by and among NFC
           Castings, Inc., NC Merger Company and Neenah Corporation.**
   2.2     First Amendment to Agreement and Plan of Reorganization, dated as of January 13,
           1997, by and among NFC Castings, Inc., NC Merger Company and Neenah Corporation.**
   2.3     Second Amendment to Agreement and Plan of Reorganization, dated as of February 21,
           1997, by and among NFC Castings, Inc., NC Merger Company and Neenah Corporation.**
   2.4     Third Amendment to Agreement and Plan of Reorganization, dated as of April 3, 1997, by and among NFC Castings, Inc., NC Merger Company and Neenah Corporation.**
   2.5     Merger Agreement, made as of July 1, 1997, by and between Neenah Corporation and
           Neenah Foundry Company.**
   2.6     Articles of Merger of Neenah Foundry Company into Neenah Corporation, dated as of
           July 1, 1997**
   3.1     Restated Articles of Incorporation of Neenah Foundry Company.**
   3.2     By-laws of Neenah Foundry Company.**
   3.3     [Intentionally omitted].
   3.4     [Intentionally omitted].
   3.5     Restated Articles of Incorporation of Hartley Controls Corporation.**
   3.6     By-laws of Hartley Controls Corporation.+
   3.7     Restated Articles of Incorporation of Neenah Transport, Inc.**
   3.8     By-laws of Neenah Transport, Inc.+
   4.1     Indenture dated as of April 30, 1997 among NC Merger Company and United States Trust
           Company of New York.**
   4.2     Purchase Agreement dated as of April 23, 1997 among NC Merger Company, Chase
           Securities Inc. and Morgan Stanley & Co. Incorporated.**
   4.3     Exchange and Registration Rights Agreement dated as of April 30, 1994 among Neenah
           Corporation, Neenah Foundry Company, Hartley Controls Corporation, Neenah Transport,
           Inc. and Chase Securities, Inc.**
   4.4     First Supplemental Indenture, dated as of April 30, 1997 among Neenah Corporation,
           Neenah Foundry Company, Neenah Transport, Inc. and Hartley Controls Corporation and
           United States Trust Company of New York.**
   4.5     Letter Agreement, dated as of April 30, 1997 among Neenah Corporation, Neenah
           Foundry Company, Hartley Controls Corporation and Neenah Transport, Inc. and Chase
           Securities Inc. and Morgan Stanley & Co. Incorporated.**
   4.6     Form of Global Note related to the Indenture dated as of April 23, 1997.**
   4.7     Indenture dated as of July 1, 1997 among Neenah Corporation, Neenah Foundry Company,
           Neenah Transport, Inc., Hartley Controls Corporation and United States Trust Company
           of New York.**
   4.8     Purchase Agreement dated as of June 26, 1997 among Neenah Corporation, Neenah
           Foundry Company, Hartley Controls Corporation, Neenah Transport, Inc. and Chase
           Securities Inc.**
   4.9     Exchange and Registration Rights Agreement dated as of July 1, 1997 by and between
           Neenah Corporation, Neenah Foundry Company, Hartley Controls Corporation, Neenah
           Transport, Inc. and Chase Securities, Inc.**
   4.10    Form of Global Note related to the Indenture dated as of July 1, 1997.**
   5.1     Opinion of Kirkland & Ellis.*
   8.1     Opinion of Kirkland & Ellis as to federal income tax consequences.**

EXHIBITS
--------
    10.1   Master Lease Agreement between Neenah Foundry Company and Bank One Leasing
           Corporation dated December 14, 1992.+
    10.2   Agreement between Neenah Foundry Company and Rockwell International Corporation
           effective April 1, 1995. (Subject to request for confidential treatment)*
    10.3   Letter Agreement between Neenah Foundry Company and Eaton Corporation dated April 4,
           1996. (Subject to request for confidential treatment)*
    10.4   [Intentionally omitted].
  10.5     1996-1998 Collective Bargaining Agreement between Neenah Foundry Company and Local
           121B Glass, Molders, Pottery, Plastics and Allied Workers International Union
           AFL-CIO-CLC.**
  10.6     1995-1997 Collective Bargaining Agreement between Neenah Foundry Company and The
           Independent Patternmakers Union of Neenah, Wisconsin.**
  10.7     Credit Agreement, dated as of April 30, 1997 among Chase Manhattan Bank, N.A., NFC
           Castings, Inc. and NC Merger Company.**
  10.8     Employment Agreement dated September 9, 1994 between the Neenah Corporation Neenah
           Foundry Company, Hartley Controls Corporation, Neenah Transport, Inc. and James P.
           Keating, Jr.**
  10.9     Consulting Agreement dated September 9, 1994 between the Neenah Foundry Company and the Guarantors and James P. Keating, Jr.**
  10.10    First Amendment to Employment Agreement, dated September 9, 1994, between Neenah
           Foundry Company, Neenah Corporation, Hartley Controls Corporation and James P.
           Keating, Jr.**
  10.11    Pledge Agreement dated as of April 30, 1997, among NC Merger Company, a Wisconsin corporation, NFC Castings, Inc., a Delaware corporation.**
  10.12    Subsidiary Guarantee Agreement dated as of April 30, 1997, among each of the subsidiaries listed of NC Merger Company, a Wisconsin corporation, and The Chase
           Manhattan Bank, a New York banking corporation, as collateral agent for the secured parties.**
  10.13    Parent Guarantee Agreement dated as of April 30, 1997, between NFC Castings, Inc., a
           Delaware corporation and The Chase Manhattan Bank, a New York banking corporation, as collateral agent for the secured parties.**
  10.14    Security Agreement dated as of April 30, 1997, among NC Merger Company, a Wisconsin corporation, each subsidiary of the borrower and The Chase Manhattan Bank, a New
           York banking corporation, as collateral agent for the secured parties.**
  10.15    Form of Mortgage.**
  12.1     Statement Regarding Computation of Ratios of Earnings to Fixed Charges.**
  21.1     Subsidiaries of the Registrant.**
  23.1     Consent of Ernst & Young LLP.**
  23.3     Consent of Kirkland & Ellis (included in Exhibit 5.1).*
  24.1     Powers of Attorney (included in signature page).**
  25.1     Statement of Eligibility of Trustee on Form T-1.**
  99.1     Form of Letter of Transmittal.**
  99.2     Form of Notice of Guaranteed Delivery.**
  99.3     Form of Tender Instructions.**


---------------
 * Filed herewith
** Previously filed
 + To be filed by amendment